     ISPAT INLAND, L.P.

     Consolidated Financial Statements for the
     Years Ended December 31, 2004, 2003 and 2002 and Independent Auditors' Report

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Partners of
Ispat Inland, L.P.:

We have audited the accompanying consolidated balance sheets of Ispat Inland, L.P. (the "Partnership"), a Delaware limited partnership, as of December 31, 2004 and 2003, and the related consolidated statements of operations, comprehensive income/(loss), changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Partnership at December 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.





March 10, 2005

ISPAT INLAND, L.P.

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2004 AND 2003
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

ASSETS                                                    2004         2003

CURRENT ASSETS:
  Cash and cash equivalents                             $  1,488     $    137
  Current portion of note receivable from
    Ispat Inland Inc.                                                   7,000
  Interest receivable from Ispat Inland Inc.              14,514           96
                                                        --------     --------
          Total current assets                            16,002        7,233

INVESTMENT IN PREFERRED STOCK OF ISPAT INLAND INC.        90,000       90,000

NOTE RECEIVABLE FROM ISPAT INLAND INC.                   569,420      654,500

DEFERRED TAX ASSETS                                           64

DEFERRED CHARGES                                          14,458        2,317
                                                        --------     --------
TOTAL ASSETS                                            $689,944     $754,050
                                                        ========     ========


LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
  Payable to Ispat Inland Inc.                          $  1,108     $      2
  Accrued interest                                        13,655           34
  Current portion of long-term debt                                     7,000
                                                        --------     --------
           Total current liabilities                      14,763        7,036

LONG-TERM DEBT                                           569,420      654,500

DEFERRED TAX LIABILITY                                                  1,145

NOTE PAYABLE TO ISPAT INLAND INC.                         15,849        5,572
                                                        --------     --------
           Total liabilities                             600,032      668,253

PARTNERS' CAPITAL                                         89,912       85,797
                                                        --------     --------
TOTAL LIABILITIES AND PARTNERS' CAPITAL                 $689,944     $754,050
                                                        ========     ========


See notes to consolidated financial statements.

ISPAT INLAND, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                2004          2003          2002
REVENUES:
  Interest income                                             $ 69,800      $ 37,161      $ 41,753
  Accretion income                                               2,045
  Dividends from Ispat Inland Inc.                              10,535         8,916         2,170
                                                              --------      --------      --------
          Total revenues                                        82,380        46,077        43,923
                                                              --------      --------      --------

EXPENSES:
  Interest expense                                              69,815        34,599        50,525
  Amortization expense                                           9,595         1,678         1,678
  Administrative expense                                            64             2            46
                                                              --------      --------      --------
           Total expenses                                       79,474        36,279        52,249
                                                              --------      --------      --------

INCOME (LOSS) BEFORE INCOME TAXES                                2,906         9,798        (8,326)

PROVISION FOR (BENEFIT FROM) INCOME TAXES                       (1,209)        2,888        (3,082)
                                                              --------      --------      --------
NET INCOME (LOSS)                                                4,115         6,910        (5,244)
                                                              --------      --------      --------

OTHER COMPREHENSIVE INCOME (LOSS)--Net of tax:
  Amortization of intrinsic value of interest rate collar                        (90)         (108)
                                                              --------      --------      --------
COMPREHENSIVE INCOME (LOSS)                                   $  4,115      $  6,820      $ (5,352)
                                                              ========      ========      ========



See notes to consolidated financial statements.

ISPAT INLAND, L.P.

CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                    9064-4816              TOTAL
                                           ISPAT SIDBEC INC.       QUEBEC INC.           PARTNERS'
                                           (LIMITED PARTNER)    (GENERAL PARTNER)         CAPITAL
BALANCE--January 1, 2002                        $ 83,618             $    845             $ 84,463

  Distributions to Partners

  Net loss                                        (5,192)                 (52)              (5,244)

  Other comprehensive income items--
    net of tax                                      (107)                  (1)                (108)
                                                --------             --------             --------

BALANCE--December 31, 2002                        78,319                  792               79,111

  Distributions to Partners                         (133)                  (1)                (134)

  Net income                                       6,841                   69                6,910

  Other comprehensive income items--
    net of tax                                       (89)                  (1)                 (90)
                                                --------             --------             --------

BALANCE--December 31, 2003                        84,938                  859               85,797

  Distributions to Partners

  Net income                                       4,074                   41                4,115
                                                --------             --------             --------
BALANCE--December 31, 2004                      $ 89,012             $    900             $ 89,912
                                                ========             ========             ========


See notes to consolidated financial statements.

ISPAT INLAND, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------


                                                                                2004              2003             2002
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                          $   4,115         $   6,910         $  (5,244)
  Adjustments to reconcile net income (loss) to net cash flows from operating activities:
    Amortization expense                                                         9,595             1,678             1,678
    Derivative mark-to-market adjustment                                                         (13,707)              615
    Amortization of transition adjustment                                                           (139)             (167)
    Deferred taxes                                                              (1,209)            4,489            (1,778)
    Dividends from Ispat Inland Inc.                                           (10,535)           (8,916)           (2,170)
    Change in:
      Interest receivable from Ispat Inland Inc.                               (14,418)              114             3,310
      Accrued interest payable                                                  13,621              (291)           (3,185)
      Income taxes receivable                                                                      1,113              (158)
      Income taxes payable
      Payable to Ispat Inland Inc.                                               1,106              (670)              417
                                                                             ---------         ---------         ---------
           Net cash flows from operating activities                              2,275            (9,419)           (6,682)
                                                                             ---------         ---------         ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Repayments from Ispat Inland Inc. of note receivable                         661,500             7,000             7,000
  Proceeds from First Mortgage Note Receivable                                (794,878)
  Repayments from Ispat Inland Inc. of First Mortgage Note Receivable          227,500
  Dividends from Ispat Inland Inc.                                              10,535             8,916             2,170
                                                                             ---------         ---------         ---------
           Net cash flows from investing activities                            104,657            15,916             9,170
                                                                             ---------         ---------         ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on long-term debt                                                                      (7,000)           (7,000)
  Long-Term Debt Retired                                                      (889,000)
  Proceeds from FINCO subordinated note payable                                 10,954
  Financing Fees Paid                                                          (21,736)
  (Payments to) proceeds from Ispat Inland Inc. on note payable                   (677)             (538)            3,198
  Proceeds from Long-Term Debt Issued                                          794,878
  Distributions to Partners                                                                         (134)
                                                                             ---------         ---------         ---------
           Net cash flows from financing activities                           (105,581)           (7,672)           (3,802)
                                                                             ---------         ---------         ---------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                          1,351            (1,175)           (1,314)

CASH AND CASH EQUIVALENTS:
  Beginning of year                                                                137             1,312             2,626
                                                                             ---------         ---------         ---------
  End of year                                                                $   1,488         $     137         $   1,312
                                                                             =========         =========         =========
CASH PAID DURING THE YEAR FOR:
  Interest                                                                   $  52,249         $  47,918         $  52,858
                                                                             =========         =========         =========
  Income taxes                                                               $       -         $       -         $       -
                                                                             =========         =========         =========
NONCASH ACTIVITY:
  Deferred tax related to comprehensive loss items                           $       -         $     (49)        $     (59)
                                                                             =========         =========         =========


See notes to consolidated financial statements.

ISPAT INLAND, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------


1.   ORGANIZATION AND BUSINESS

     Ispat Inland, L.P. (the "Partnership"), formed on July 16, 1998, is a Delaware limited partnership. Ispat Sidbec Inc. is the limited partner with a 99% Partnership interest and 9064-4816 Quebec Inc. is the general partner with a 1% Partnership interest. Both are Canadian companies and indirect wholly owned subsidiaries of Mittal Steel Company N.V. ("Mittal"), formerly Ispat International N.V. On December 17, 2004, Ispat International N.V. completed its acquisition of LNM Holdings N.V. and changed its name to Mittal Steel Company N.V.

     The purpose of the Partnership and its subsidiaries is to provide funding to Ispat Inland Inc. ("Inland"). Accordingly, on July 16, 1998, the Partnership entered into a Credit Agreement (the "Credit Agreement") for a senior secured term credit facility and letter of credit with a syndicate of financial institutions. On March 25, 2004, a newly created subsidiary of the Partnership issued $800,000 principal amount of senior secured notes:
     $150,000 of floating rate notes at LIBOR plus 6.75% due April 1, 2010 and $650,000 of fixed rate notes at 9.75% (issued at 99.212% to yield 9.875%) due April 1, 2014 (the "Senior Secured Notes") and retired all debt outstanding under the Credit Agreement. The Partnership and its subsidiaries are restricted from engaging in any business or activity other than those directly associated with the March 25, 2004 refinancing.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CONSOLIDATION--The consolidated financial statements include the accounts of the Partnership and its subsidiaries. The Partnership has two wholly owned subsidiaries, 3019693 Nova Scotia U.L.C. (incorporated in Nova Scotia) which, in turn, has one wholly owned subsidiary, Ispat Inland Finance Corp, LLC (incorporated in Delaware) and as of March 25, 2004, Ispat Inland U.L.C. (incorporated in Nova Scotia). All significant intercompany transactions and balances have been eliminated.

     CASH EQUIVALENTS--Cash equivalents are highly liquid, short-term investments purchased with maturities of three months or less when acquired.

     INVESTMENTS--The Partnership's investment in the Series A 8% Preferred Stock, $.01 par value of Ispat Inland Inc. ("Inland") is carried at cost as it is not readily marketable. In 1999, a retroactive amendment was made to the preferred stock characteristics, which stated that the preferred stock would be cumulative, starting from the date of issuance, July 16, 1998. At December 31, 2003, dividends in arrears on the Preferred Stock were $3.7 million. These dividends in arrears were paid in 2004.

     DEFERRED CHARGES--Deferred financing costs are capitalized and amortized over the terms of the related debt (see Note 3). Accumulated amortization of these costs totaled $18,746 and $9,151 at December 31, 2004 and 2003, respectively. Approximately $5.4 million of deferred charges were written off in relation to the repayment of the Series Z notes on December 30, 2004 (see Note 3).

     INCOME TAXES--Income taxes are based upon the reported results of operations and reflect the impact of temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes.

     DERIVATIVES--Derivative financial instruments are utilized from time to time to manage exposure to fluctuations in interest rates for floating rate debt (see Note 6). All derivative financial instruments are recorded on the balance sheet at their fair value. For those derivative instruments which do not qualify for hedge accounting, changes in fair value are recognized in income. The realized and unrealized gains and losses are recognized in interest expense.

     Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), as amended, standardizes the accounting for derivative instruments by requiring that an entity recognize all derivatives as assets or liabilities in the statement of financial position and measure them at fair value. The adoption of SFAS 133 on January 1, 2001 resulted in a cumulative pre-tax transition adjustment of approximately $1,916 ($1,233 net of tax) to earnings and approximately $474 ($306 net of tax) to other comprehensive income related to the partnership's five-year interest rate collar. During 2003 and 2002, the recognized loss of approximately $483 and $615, respectively, is the change in the fair value of the interest rate collar. Further, during 2003 and 2002, the amount of the transition adjustment amortized into income from other comprehensive income was approximately $139 ($90 net of tax) and $167 ($108 net of tax), respectively. There are no derivative instruments outstanding as of December 31, 2004.

     USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and related notes to financial statements. Changes in such estimates may affect amounts reported in future periods.

3.   LONG-TERM DEBT AND NOTE RECEIVABLE FROM ISPAT INLAND INC.

     Debt consists of the following:


                                                     DECEMBER 31
                                           ------------------------------
                                              2004                2003
     Tranche B, due July 16, 2005                               $ 330,750
     Tranche C, due July 16, 2006                                 330,750
                                                                ---------

     Series Y, due April 1, 2010           $ 150,000
     Series Z, due April 1, 2014             422,500
     Series Z discount                        (3,080)
                                           ---------

     Total                                   569,420              661,500

     Less current portion                                           7,000
                                                                ---------

     Long-term portion                     $ 569,420            $ 654,500
                                           =========            =========

     PRIOR DEBT

     The Partnership entered into a Credit Agreement dated July 16, 1998 (as amended March 30, 2001) for a senior secured term credit facility and letter of credit with a syndicate of financial institutions for which Credit Suisse First Boston was the agent (the "Agent"). The Credit Agreement consisted of a $350,000 Tranche B Term Loan due July 16, 2005 (the "Tranche B Loan"), a $350,000 Tranche C Term Loan due July 16, 2006 (the "Tranche C Loan" and, together with the Tranche B Loan, the "Term Loans") and a

     $160,000 letter of credit that expired on July 9, 2003 (the "LC" and, together with the Term Loans, the "Facilities").

     Each of the Term Loans had scheduled principal repayments of $875 per quarter until maturity.

     On July 16, 1998, Inland issued $875,000 of First Mortgage Bonds as security both for the Facilities and for an interest rate hedge which expired on October 16, 2003 required under the Credit Agreement (the "Hedge"). Series U, in a principal amount of $700,000, was issued by Inland to Ispat Inland Finance Corp, LLC ("Note Receivable from Ispat Inland Inc."). Ispat Inland Finance Corp, LLC, in turn, pledged the Bonds to the Agent for the benefit of the Term Loan lenders. Series V, in a principal amount of $160,000, was issued by Inland to the Agent for the benefit of the LC lenders. This series was retired during the quarter ended September 30, 2003 once the LC expired. Series W, in a principal amount of $15,000, was issued by Inland to the Agent for the benefit of the counterparty to the Hedge.

     As a further credit enhancement under the Credit Agreement, the Facilities were fully and unconditionally guaranteed by Inland, certain of its subsidiaries, and Mittal. Additionally, in April 2003, the security package was further enhanced by the addition of a second position in the Inland's inventory, spare parts, mobile equipment and ownership interest in Ispat Inland Administrative Services Company.

     Borrowings under the Term Loans bore interest at a rate per annum equal to, at the Partnership's option: (1) the higher of (a) the Agent's prime rate or (b) the rate which is 1/2 of 1% in excess of the Federal Funds effective rate (together the "Base Rate"), plus 2.75%; or (2) the LIBOR Rate (as defined in the Credit Agreement) plus 3.75%. The spread over the LIBOR Rate and Base Rate was reduced if Inland's Consolidated Leverage Ratio (as defined in the Credit Agreement) fell to specified levels. The maintenance fee paid by Inland for the LC was 4.00% of the LC amount per annum.

     In October 1998, the Partnership entered into the Hedge required under the Credit Agreement. The Hedge consisted of a five-year interest rate collar which expired on October 16, 2003 (see Notes 1 and 6). The Partnership's contract with the counterparty to the Hedge was based on LIBOR Rate with a floor of 4.50% and ceiling of 6.26% on a notional amount of $450,000.

     The Note Receivable from Ispat Inland Inc. had scheduled principal repayments identical to the Term Loans. Ispat Inland Finance Corp, LLC was paid interest by Inland on the Series U First Mortgage Bonds at the rate paid by the Partnership to the Term Loan lenders, plus 1/2 of 1% per annum, 5.4% and 5.6% for 2003 and 2002, respectively.

     The Credit Agreement restricted the payment of aggregate dividends and other Restricted Payments (as defined in the Credit Agreement) by the Partnership or Inland to 50% of Consolidated Net Income of Inland (as defined in the Credit Agreement) plus certain specifically allowed types of Restricted Payments. At December 31, 2003 and 2002, no dividends or other Restricted Payments, in addition to those specifically allowed and paid, could have been paid by the Partnership or Inland.

     The Credit Agreement contained other covenants that, among other things, limited or prohibited the ability of the Partnership or Inland to incur indebtedness, create liens, engage in transactions with affiliates, sell assets and engage in mergers and consolidations. Additionally, Inland was required to maintain a minimum Consolidated EBITDA (as defined in the Credit Agreement). Any loans from Mittal to Inland could not be repaid until Inland's leverage fell to specified levels.

     PRESENT DEBT

     On March 25, 2004, a newly created subsidiary of the Partnership issued $800,000 principal amount of senior secured notes: $150,000 of floating rate notes bearing interest at LIBOR plus 6.75% due April 1, 2010 and $650,000 of fixed rate notes bearing interest at 9.75% (issued at 99.212% to yield 9.875%) due April 1, 2014 (the "Senior Secured Notes"). Also on March 25, 2004, Inland issued $800,000 principal amount of First Mortgage Bonds (Series Y, in a principal amount of $150,000, and Series Z, in a principal amount of $650,000) to Ispat Inland Finance, LLC which, in turn, pledged them to the trustee for the Senior Secured Notes as security. The $775,500 net proceeds from the offering were used to retire the entire balance outstanding of $661,500 of Tranche B and Tranche C Loans under the Credit Agreement, and repay the entire balance outstanding of $105,000 under Ispat Inland Inc.'s inventory revolving credit facility, with the remainder of the proceeds used to reduce the amount outstanding under Ispat Inland Inc.'s receivables revolving credit facility. Series U and W first Mortgage Bonds were retired at the close of the refinancing. The early retirement of the Term Loans was done at par, without prepayment penalty.

     The Senior Secured Notes are also secured by a second position lien on the inventory of Inland. As further credit enhancement, the Senior Notes are fully and unconditionally guaranteed by Inland, certain subsidiaries of Inland, Mittal and certain other affiliates of Mittal.

     Inland is obligated to pay interest on the Series Y First Mortgage Bonds at the rate paid on the floating rate Senior Secured Notes, plus 1/2 of 1% per annum and on the Series Z First Mortgage Bonds at a rate of 10.25%.

     The First Mortgage Bonds are the obligation solely of Inland and have not been guaranteed or assumed by, or otherwise become the obligation of, Mittal or any of its other subsidiaries. Each series of First Mortgage Bonds issued by Inland is limited to the principal amount outstanding, with the Pollution Control Series 1977 Bonds and the Series R First Mortgage Bonds subject to a sinking fund. A substantial portion of the property, plant and equipment owned by Inland at its Indiana Harbor Works is subject to the lien of the First Mortgage. This property had a book value of approximately $1,500,000 on December 31, 2004 and $1,600,000 on December 31, 2003.

     The terms of the Senior Secured Notes place certain limitations on the ability of Inland and its subsidiaries to, among other things, (i) incur additional indebtedness, (ii) pay dividends or make other distributions or repurchase or redeem stock, (iii) make investments, (iv) sell assets, (v) incur liens, (vi) enter into agreements restricting their subsidiaries' ability to pay dividends, (vii) enter into transactions with affiliates,
     (viii) engage in certain businesses and (ix) consolidate, merge or sell all or substantially all of its or their assets. The indenture under which the Senior Secured Notes were issued also contains limitations on the ability of the Partnership and the guarantors, other than Ispat and those that are not subsidiaries of Inland to, among other things, engage in business activities, other than performing their obligations under the indenture, incur additional indebtedness and pay dividends. Such indenture also contains limited covenants that are applicable to Ispat. These limitations are subject to a number of exceptions and qualifications. Mittal, Inland and the Partnership were in compliance with all covenants on December 31, 2004.

     At December 31, 2004, the restrictions in the indenture for the Senior Secured Notes and the credit agreement for the Inventory-Backed Revolver on paying dividends or making other distributions to shareholders and the repurchase or redemption of stock limited such payments to $340 million.

     On December 30, 2004, the Partnership redeemed $227.5 million principal amount of its 9 3/4% senior secured Series Z notes due 2014, at a redemption price equal to 109 3/4% of the outstanding principal amount redeemed, plus accrued and unpaid interest on such amount to, but excluding, December 30, 2004. Prior to the redemption of the notes, Mittal purchased $256.0 million of capital stock of Inland.

     Consistent with the terms of the indenture with respect to the notes, the cash proceeds from the stock offering were used to redeem the notes. After giving effect to this redemption, $442.5 principal amount of the 9 3/4 % senior secured notes due in 2014 remain outstanding.

     The Partnership amortizes the discount associated with the issuance of the fixed rate notes evenly over the life of the notes, adjusted for early redemption. This amortized discount is recognized as interest expense on the income statement. Accretion income is recognized using the same methodology as the amortization of the discount to adjust the Note Receivable.

     Maturities of long-term debt obligations are $150,000 in 2010 and $422,500 in 2014.

4.   INCOME TAXES

     The provision for (benefit from) income taxes consists of the following:

                                                   DECEMBER 31
                                     ----------------------------------------
                                       2004           2003             2002
     Current federal                 $               $(1,601)        $(1,304)
     Deferred federal                 (1,653)          4,275          (1,736)
     Deferred state                      444             214             (42)
                                     -------         -------         -------
     Total provision (benefit)       $(1,209)        $ 2,888         $(3,082)
                                     =======         =======         =======

     An election under Treasury regulation Sec. 301.7701-3 has been made to treat the Partnership as a corporation for U.S. federal tax purposes. Elections under the above-cited regulation have been made to treat the Partnership's wholly owned subsidiaries, 3019693 Nova Scotia U.L.C. and Ispat Inland U.L.C., and 3019693 Nova Scotia U.L.C.'s wholly owned subsidiary, Ispat Inland Finance Corp, LLC, as single member, pass-through entities for U.S. federal tax purposes.

     Deferred tax assets and liabilities arise from the impact of temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. At December 31, 2004 and 2003, the Partnership had gross deferred tax assets of $7,095 and $4,502, respectively, which were principally related to disallowed interest on debt, net operating loss carryforwards and non-deductible losses on hedging activities. At December 31, 2004 and 2003, there were gross deferred tax liabilities of $7,031 and $5,647, respectively, principally related to a basis reduction of the Partnership's interest in Inland's stock.

     At December 31, 2004, the Partnership had net operating loss carryforwards for federal tax purposes expiring as follows:

     2022                                                    $  2,582
     2023                                                       6,345
     2024                                                       5,814
                                                             --------
     Total                                                   $ 14,741
                                                             ========

5.   RELATED-PARTY TRANSACTIONS

     Interest income related to the Series U First Mortgage Bonds from Inland was $8,354 for the year ended December 31, 2004, $36,999 for the year ended December 31, 2003 and $41,573 for the year ended December 31, 2002. This note receivable, in the original amount of $700,000, arose on July 16, 1998 and had scheduled principal repayments similar to the Tranche B Loan and Tranche C Loan (see Note 3). Interest income related to the Series Y and Z First Mortgage Bonds was $61,446 for the year ended December 31, 2004. This note receivable arose on March 25, 2004 and has scheduled repayments similar to the Senior Secured Notes (see Note 3).

     Interest expense on the notes payable to Inland was $1,904 for the year ended December 31, 2004, $489 for the year ended December 31, 2003 and $371 for the year ended December 31, 2002. These notes payable arose on July 16, 1998 in connection with certain financing costs incurred by the Partnership related to the Tranche B and C Loans, costs incurred in relation to settlement of the interest rate collar (Note 3), and costs associated with the March 25, 2004 issuance of the Senior Secured Notes. Interest on the notes payable to Inland are at 8% and 9.87%per annum, with payment due on April 2, 2014, unless the Partnership chooses to prepay.

6.   DERIVATIVES AND FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     LONG-TERM DEBT--The estimated fair value of the Partnership's long-term debt, using market-based prices of similar securities, was $684,912 at December 31, 2004, as compared with the carrying value of $569,420 at December 31, 2004.

7.   SUBSEQUENT EVENT

     On March 11, 2005, the Company announced that its affiliate, Ispat Inland ULC had received the requisite consents from holders of its Senior Secured Floating Rate Notes due 2010 and its 9.75% Senior Secured Notes due 2014 to amend the indenture to eliminate the requirement that any acquisition of a U.S. Steelmaking business made by Mittal Steel must be through its wholly owned subsidiary, Ispat Inland or one of its restricted subsidiaries.